UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 15, 2004

First Security Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Kentucky	000-49781	61-1364206

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

318 East Main Street	Lexington, Kentucky	40507

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (859) 367-3700

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.  Other Events

          On January 15, 2004, Dr. Ronald J. Saykaly delivered written confirmation of his resignation as a director of
          First Security Bancorp, Inc. On January 22, 2004, Andrew C. Hils resigned as Secretary/Treasurer of First
          Security Bancorp, Inc. and as Executive Vice President and Senior Lending Officer of First Security Bank
          of Lexington, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SECURITY BANCORP, INC.
January 30, 2004	By: /s/ R. Douglas Hutcherson R. Douglas Hutcherson President and Chief Executive Officer (Principal Executive Officer)

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